SCHEDULE 14A INFORMATION

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Umpqua Holdings Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	April 29, 2004
Time:	6:00 PM
Place:	Umpqua Bank University & Support Center 1740 NW Garden Valley Blvd. Roseburg, Oregon

The purposes of the annual meeting are:

•	To elect three directors to serve three-year terms; one director to serve a two-year term; and two directors to serve one-year terms; and

•	To transact any other business that may properly come before the meeting.

March 17, 2004

PROXY STATEMENT
BUSINESS OF THE MEETING
CORPORATE GOVERNANCE
COMPENSATION
COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS
AUDIT AND COMPLIANCE COMMITTEE REPORT
NOMINATION PROCEDURES
SHAREHOLDER COMMUNICATION WITH THE BOARD
INFORMATION AVAILABLE TO SHAREHOLDERS
INDEPENDENT AUDITORS
INDEPENDENT AUDITORS’ FEES
PROPOSALS OF SHAREHOLDERS
APPENDIX A

PROXY STATEMENT

      This proxy statement and the accompanying proxy card are being mailed, beginning March 29, 2004, in connection with the solicitation of proxies by the Board of Directors of Umpqua Holdings Corporation (Umpqua) for the annual meeting of shareholders.

      Your vote is very important. Your shares can only be voted at the annual meeting if you are present or represented by proxy. Even if you plan to be present, we encourage you to vote by proxy. To have a quorum to conduct business at the meeting, we must have a majority of the outstanding shares represented at the meeting in person or by proxy.

      Who may vote? Shareholders as of the close of business on March 15, 2004, are entitled to vote. On that day, 28,460,278 shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting. As of that date we had 2,639 shareholders of record.

      How do I vote? If you are the record holder of your shares, you may vote in person at the meeting, or you may vote by proxy in any of the following ways:

•	By mail — simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If your shares are held by a broker, bank or other nominee, follow the instructions on the card ADP Investor Communication Services sent to you.

•	By telephone — follow the instructions on the proxy card

•	By internet — follow the instructions on the proxy card

      You may vote by telephone or internet 24 hours a day, 7 days a week.

      Can I change my vote? You may revoke your proxy at any time before it is voted, (i) by written notice to Steve Bellas, Investor Relations Officer at Umpqua Holdings Corporation, 200 S.W. Market St., Suite 1900, Portland, Oregon 97201, (ii) by submitting a proxy bearing a later date, or (iii) by casting a ballot at the annual meeting. Attendance at the meeting will not, of itself, revoke a previously given proxy.

If your shares are held through a broker, bank or other nominee, you will need to contact the nominee to revoke a proxy or change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held by a nominee.

      Can I attend the annual meeting even if I vote by proxy? Yes. You are welcome to attend the meeting, even if you vote by proxy.

      How are votes counted? The annual meeting will be held if a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented. Abstentions, broker non-votes and votes withheld will be counted for purposes of determining whether a quorum has been reached.

      In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not accumulate votes. Directors are elected by a plurality of votes cast.

      If a proxy is executed and returned, the shares represented will be voted according to your instructions. If no instructions are given, the proxy will be voted FOR the election of the nominees for directors and in the proxy holder’s discretion on any other matters that may properly come before the shareholders at the meeting or any adjournments or postponements thereof.

      How many shares are owned by directors and executive officers? As of March 15, 2004, directors and executive officers and principal shareholders, together with their affiliates, beneficially owned 2,959,301 shares, of which 2,568,272 shares are entitled to vote. Those shares represent approximately 9.0% of the total shares entitled to vote at the meeting.

      Who will count the vote? Our transfer agent, Mellon Investor Services, LLC will serve as our independent Inspector of Election.

      Who pays for solicitation? We will bear the cost of this proxy solicitation, although we have not hired a proxy solicitor for this meeting. We may reimburse brokers and other nominee holders, for their expenses in sending proxy material and obtaining proxies. In addition to solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone, fax, or letter, without extra compensation.

BUSINESS OF THE MEETING

1.	Election of Directors

      Our Articles of Incorporation and Bylaws provide that directors are elected to serve staggered three-year terms of office. Our Articles of Incorporation establish the number of directors at between six and nineteen, with the exact number to be fixed from time to time by resolution of the Board of Directors. The number of directors is currently set at eleven. Directors are elected by a plurality of votes, which means that the nominees receiving the most votes will be elected, regardless of the number of votes each nominee receives. Shareholders are not entitled to accumulate votes in the election of directors.

      Since the last shareholder meeting, Richard C. Williams retired from the Board and Brian B. Obie resigned. Two directors were appointed to replace them: Gary M. DeStefano and Diana E. Goldschmidt. To comply with applicable law, each must stand for election at this year’s annual meeting.

      As of the annual meeting, four Umpqua directors, David B. Frohnmayer, Dan Giustina, Katherine L. Keene and William A. Lansing, are completing their original terms.

      The Board of Directors has nominated Gary M. DeStefano and Katherine L. Keene for election to terms that will expire at the 2005 annual meeting.

      The Board of Directors has nominated Diana E. Goldschmidt for election to a term that will expire at the 2006 annual meeting and the Board has nominated David B. Frohnmayer, Dan Giustina and William A. Lansing to terms that will expire at the 2007 annual meeting.

      Each of the nominees currently serves as a director of Umpqua and of Umpqua Bank. The individuals appointed as proxies in the enclosed proxy intend to vote FOR the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the Board of Directors may designate. We have no reason to believe any nominee will be unavailable.

The Board of Directors recommends a vote FOR the election of all nominees.

Information Regarding Directors and Executive Officers

Directors

      The age, business experience, and position of each of the nominees for director and the directors currently serving are as follows:

      Scott Chambers, age 44, has served as a Director since 1999. Mr. Chambers is President of Chambers Communications Corp. of Eugene, Oregon, a telecommunications company that owns and operates a cable television system, network broadcast television stations, and a film and video production company.

      James D. Coleman, age 65, serves as our Vice Chairman and has served as a Director since the acquisition of VRB Bancorp in December 2000. Previously, Mr. Coleman served as Chairman of the VRB Bancorp Board of Directors, and was a founding director of Medford State Bank, which VRB acquired in 1987. He is President and owner of Crater Lake Motors, Inc., a Ford and Mercedes-Benz automobile dealership in Medford, Oregon.

      Raymond P. Davis, age 54, serves as Director, President and Chief Executive Officer of Umpqua, positions he has held since the company’s formation in 1999. Mr. Davis has served as a Director of Umpqua Bank since June 1994. He has served as Chief Executive Officer of Umpqua Bank from June 1994 to

December 2000 and from November 2002 to the present. He has also served as President of Umpqua Bank from June 1994 to December 2000 and from March 2003 to the present. Prior to joining Umpqua Bank in 1994, he was President of US Banking Alliance in Atlanta, Georgia, a bank consulting firm. He has over 20 years experience in banking and banking related industries.

      Gary M. DeStefano, age 47, was appointed as a Director of Umpqua and Umpqua Bank in May 2003. Mr. DeStefano is the President of Nike USA operations in Beaverton, Oregon and he oversees Nike’s footwear, apparel and equipment businesses in the United States. He has been with Nike in several capacities for more than 20 years.

      Allyn C. Ford, age 62, serves as Chairman of the Board of Directors and has served as a Director since the company’s formation in 1999 and as a Director of Umpqua Bank for 30 years. Mr. Ford is President of Roseburg Forest Products, a fully integrated wood products manufacturer located in Roseburg, Oregon. Mr. Ford has over 30 years of management experience with Roseburg Forest Products.

      David B. Frohnmayer, age 63, has served as a Director since the company’s formation in 1999 and as a Director of Umpqua Bank since 1996. Mr. Frohnmayer is the President of the University of Oregon in Eugene, and has served in that capacity since 1994. He is the former Dean of the University of Oregon School of Law and former Attorney General of the State of Oregon. Until December, 2003, he served on the board of Tax-Free Trust of Oregon.

      Dan Giustina, age 54, has served as a Director since the Centennial Bancorp merger in November 2002. He had served as a Director of Centennial from 1995. Mr. Giustina is managing partner of Giustina Resources, which owns and manages timberland, and a member and manager of G Group LLC, which owns and manages residential and commercial real estate. Mr. Giustina is Chairman of the University of Oregon Foundation, a board member of the Oregon Forest Industries Council, and serves on the advisory boards of University of Oregon’s Lundquist College of Business and States Industries, Inc.

      Diana E. Goldschmidt, age 56, was appointed as a Director of Umpqua in May 2003 and approved as a Director of Umpqua Bank in June 2003. Since 1999, she has been the owner of Urban Design Works, LLC, a consulting firm in Portland, Oregon. She is also a Vice Chair and member of the Oregon Investment Council and previously served on the Advisory Board of Directors for Key Bank of Oregon from 1997 to 2003. In 1998-1999, she served as interim superintendent of the Portland Public School District and has held several positions with Pacific Power & Light Company and Pacific Telecom, Inc.

      Lynn K. Herbert, age 52, has served as a Director since the company’s formation and as a Director of Umpqua Bank since 1993. Mr. Herbert is General Manager of Herbert Lumber Company in Riddle, Oregon, and has served in that capacity since 1988. Mr. Herbert has over 20 years of management experience with Herbert Lumber Company.

      Katherine L. Keene, age 55, has served as a Director since the Centennial merger. She had served as a Director of Centennial Bank since March 1999. Ms. Keene is the Managing Director, Workers’ Compensation, of Marsh USA, Inc., in Portland, Oregon. She is the former President and Chief Executive Officer of SAIF Corporation, a position she held from 1992 to 2003.

      William A. Lansing, age 58, has served as a Director since December 2001. He previously served as a Director of Independent Financial Network, Inc. from 1991 until its merger with Umpqua in December 2001. Mr. Lansing is President and Chief Executive Officer of Menasha Forest Products Corporation in North Bend, Oregon, and has over 30 years of experience in the forest products industry.

Executive Officers

      The age, business experience, and position of our executive officers other than Raymond P. Davis, about whom information is provided above, are as follows:

      Barbara J. Baker, age 54, serves as Senior Vice President and Human Resources Director of Umpqua and Umpqua Bank, positions she has held since September 2002. Ms. Baker served as Oregon site executive for IBM’s server division (formerly Sequent Computer Systems, Inc.), where she managed human resources services and programs as well as corporate communications and community relations. Prior to joining Sequent, Ms. Baker served as Vice President of Human Resources for First Interstate Bank (now Wells Fargo).

      Brad F. Copeland, age 55, serves as Executive Vice President and Chief Credit Officer of Umpqua and Umpqua Bank. He has served as Chief Credit Officer since December 1, 2000. Mr. Copeland served as Executive Vice President and Credit Administrator of VRB Bancorp and Valley of the Rogue Bank from January 1998 until their merger with Umpqua in December 2000.

      David M. Edson, age 54, serves as Executive Vice President of Umpqua and as President — Commercial Banking of Umpqua Bank, positions he has held since joining Umpqua in October 2002. Prior to that time, he served as President of Bank of America, Idaho. Mr. Edson has over 25 years of experience in banking in the Pacific Northwest including as Executive Vice President for First Interstate Bank and as Chairman, CEO and President of First Interstate Bank of Idaho.

      Steven L. Philpott, age 52, serves as Executive Vice President and General Counsel, positions he has held since November 2002. He was elected Corporate Secretary of Umpqua and Umpqua Bank in 2004. Mr. Philpott served as General Counsel for Centennial from October 1995 until its merger with Umpqua in November 2002. Prior to that time, he was in private practice in Eugene, Oregon.

      Daniel A. Sullivan, age 52, serves as Executive Vice President and Chief Financial Officer of Umpqua and Umpqua Bank. He has served as Chief Financial Officer since 1997. Prior to that time, Mr. Sullivan served as Vice President of Finance for Instromedix of Hillsboro, Oregon and worked as Senior Vice President and Controller for US Bancorp in Portland, Oregon.

Other Key Personnel

      Jan Jansen, age 57, serves as President of Strand Atkinson Williams & York, Inc., a subsidiary of Umpqua. He has been with Strand Atkinson since 1994 and previously worked for US Bancorp Securities, and has extensive experience in asset management and retail-oriented investment services.

CORPORATE GOVERNANCE

      Our Board of Directors believes that its primary role is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to a Statement of Governance Principles, which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance principles and practices in light of Oregon law, Securities and Exchange Commission (SEC) regulations, the rules and listing standards of the National Association of Securities Dealers (NASD) as well as best practices suggested by recognized governance authorities.

Statement of Governance Principles and Charters

      Our Statement of Governance Principles and the charter of each of our board committees can be viewed on our website at www.umpquaholdingscorp.com/corporate governance. Each board committee has a charter.

Meetings and Committees of the Board of Directors

      The Board of Directors met 12 times during 2003, including a strategic planning session. Board committees have regularly scheduled meetings except the Nominating Committee, which meets as appropriate, upon the call of its Chairman. Board committee chairs can and do call for additional regular and special meetings of their committees. Except as described below, each director attended at least 75% of the 2003 board meetings, as well as meetings of committees on which such director served.

      Diana Goldschmidt became a director in May 2003. She attended six board meetings after that date. Gary DeStefano became a director in May 2003. He attended four board meetings after that date and attended less than 75% of the meetings of board committees on which he served after his appointment.

      In 2003, the Board of Directors had seven active board committees: The Audit and Compliance Committee, the Budget Committee, the Compensation Committee, the Financial Services Committee, the Nominating Committee, the Loan and Investment Committee and the Strategic Positioning Committee.

     Audit and Compliance Committee

      The Board of Directors has a standing Audit and Compliance Committee that meets with our independent auditors to plan for and review the annual audit reports. The committee meets at least four times per year and is responsible for overseeing our internal controls and the financial reporting process. At the end of 2003, the members of the committee were Directors Giustina (Chair), Frohnmayer, Keene and DeStefano. Each member of the committee is independent, as independence is defined under Rule 4200(a)(15) of the listing standards of the NASD. The Board of Directors has determined that Katherine Keene meets the SEC criteria of an “audit committee financial expert.” The Board of Directors has adopted an Audit and Compliance Committee Charter, a copy of which is attached to this proxy statement as Appendix A. That charter provides that only independent directors may serve on the committee. The charter further provides that at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors believes that each of the current members of the committee has employment experience that provides them with appropriate financial sophistication to serve on the committee. In 2003, the Audit and Compliance Committee met six times.

     Budget Committee

      The Budget Committee reviews and oversees our budgeting process, including the annual operating budget and the capital expenditure budget. It also oversees dividend planning and our stock repurchase programs. At the end of 2003, the members of the committee were Directors Lansing (Chair), Davis, Giustina, and Herbert. The committee meets at least quarterly. In 2003, the Budget Committee met five times.

     Compensation Committee

      The Compensation Committee carries out the board’s overall responsibilities with respect to executive compensation, director compensation and review of the company CEO’s performance. All committee members are required to meet the NASD and SEC independence and experience requirements. At the end of 2003, the members of the committee were Directors Lansing (Chair), Giustina and Herbert. The Compensation Committee must meet at least once per year. In 2003, the committee met six times.

     Financial Services Committee

      The Financial Services Committee reviews and oversees the operations of Strand Atkinson Williams & York, Inc. This committee serves as Strand’s board of directors. The committee consists of Directors Chambers (Chair), Davis, Herbert and Goldschmidt. This committee must meet at least quarterly and in 2003, the committee met four times.

     Loan and Investment Committee

      The Loan and Investment Committee approves certain loans, reviews the adequacy of Umpqua Bank’s allowance for loan losses, maintains an appropriate balance in the interest rate sensitivity of our loan and investment portfolios, and sets policy for the liquidity, type and term of investment securities we purchase. In 2003, the members of the committee were Directors Coleman (Chair), Davis, Herbert, Keene and Goldschmidt. The Loan and Investment Committee meets at least quarterly. In 2003 it met six times.

     Nominating Committee

      The Nominating Committee proposes nominees for appointment or election to the Board of Directors and conducts searches to fill the positions of President and CEO. In 2003, the members of the committee were Directors Ford (Chair), Coleman, Frohnmayer, Giustina, Lansing, and Chambers. The committee is comprised of the chairman of the board and the chair of each board committee. The Nominating Committee meets as often as it deems appropriate. All of the directors serving on the Nominating Committee are independent, as defined in the NASD listing standards.

     Strategic Positioning Committee

      The Strategic Positioning Committee is responsible for the review and oversight of the company’s strategic planning process, the review of technology initiatives, review of the company’s culture and marketing initiatives and consideration of the company’s merger and acquisition opportunities. In 2003, the members of this committee were Directors Frohnmayer (Chair), Coleman, Davis, Chambers and Lansing. This committee meets at least quarterly. In 2003, the Strategic Positioning Committee met six times.

Employee Code of Conduct

      The company has adopted a code of conduct, referred to as the Business Ethics and Conflict of Interest Code. We require all employees to adhere to this code in addressing legal and ethical issues which they encounter in the course of doing their work. This code requires that our employees avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the company’s best interest. During 2003, all of our employees were required to certify that they reviewed and understood this code. In addition, all senior management officers were required to certify and disclose any actual or potential conflicts of interest involving them or their affiliates.

      This code provides that our employees may forward confidential or anonymous complaints to our Chief Auditor, who is independent of executive management and who reports directly to our Audit and Compliance Committee. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of our Business Ethics and Conflict of Interest Code.

      In addition, the company has adopted a Code of Ethics for Financial Officers, which applies to our chief executive officer, our chief financial officer, our controller and all other officers serving in a finance, accounting, tax or investor relations role. This code for financial officers supplements our Business Ethics and Conflict of Interest Code and is intended to promote honest and ethical conduct, full and accurate financial reporting and the confidentiality of the company’s proprietary and customer information.

      A copy of our Business Ethics and Conflict of Interest Code and our Code of Ethics for Financial Officers is posted on our website at www.umpquaholdingscorp.com/corporate governance.

COMPENSATION

Director Compensation

      In 2003, each non-employee director received a quarterly retainer of $1,875 and a monthly fee of $1,250, provided the director attended at least one board meeting within the month. The chairman of the board received a quarterly retainer of $2,500 and a monthly fee of $1,500, provided the chairman attended at least one meeting within the month. Directors also received quarterly fees of $300 for each committee on which the directors served.

      All director fees are payable in shares of Umpqua Holdings Corporation common stock, purchased quarterly on the open market by a brokerage firm for the account of each director with funds provided by the company. Directors may choose to receive compensation on a deferred basis.

      The Board of Directors has adopted a Director Compensation Plan that sets forth the terms and manner in which non-employee directors will be compensated for their service on the board of directors and committees of Umpqua and its subsidiaries. Under the Plan, and consistent with past practice, director fees are paid at the beginning of a quarter. The plan imposes an obligation on directors to reimburse the monthly fee if a director fails to attend at least one board meeting within a given month and an obligation to return the quarterly fees for committee meetings if the director fails to attend at least the number of regularly scheduled committee meetings with a quarter. In most circumstances, instead of actually requiring reimbursement, Umpqua will not pay the fee for the next quarter; however, where a director ceases to be a member of the board, the director is required to reimburse Umpqua in cash within two weeks. The Director Compensation Plan also reiterates the directors’ obligations under the securities laws, Umpqua’s Insider Trading Policy, and obligates the directors, if requested to do so, to execute a lockup agreement in the event of a firmly underwritten public offering of our securities.

Executive Compensation

      The following table sets forth all compensation paid during the last three calendar years to the Chief Executive Officer and the four executive officers, other than the Chief Executive Officer, who had the highest total annual salary and bonus in excess of $100,000 in 2003.

Summary Compensation Table

					Long Term Compensation

					Awards
							Payouts
						Securities
		Annual Compensation			Restricted	Underlying
				Other Annual	Stock	Options/SAR	LTIP	All Other
Name and Principal Position	Year(1)	Salary($)	Bonus($)(2)	Compensation($)	Award(s)($)	(#)	Payouts($)	Compensation($)

Raymond P. Davis	2003	$374,339	$195,000	$17,810	—	150,000	—	$27,229	(3)
President and	2002	$268,750	$161,250	$20,263	—	50,000	—	$33,998	(3)
Chief Executive Officer,	2001	$250,000	$100,000	$37,995	—	—	—	$27,522	(3,4)
Umpqua Holdings Corporation/ Umpqua Bank
David M. Edson	2003	$197,313	$79,500	$39,482	$95,050	10,000	—	$47,493	(3,5)
Executive Vice President,	2002	$43,066	$25,000	$1,800	—	25,000	—	$7,309	(3,5)
Umpqua Holdings Corporation President — Commercial Banking, Umpqua Bank
Daniel A. Sullivan	2003	$195,989	$78,800	$8,944	$95,050	10,000	—	$13,729	(3)
Executive Vice President/	2002	$181,472	$72,589	$7,842	—	20,000	—	$20,724	(3)
Chief Financial Officer,	2001	$171,200	$42,800	$7,430	—	—	—	$17,290	(3)
Umpqua Holdings Corporation/ Umpqua Bank
Brad F. Copeland	2003	$189,037	$80,000	$11,295	$95,050	15,000	—	$13,313	(3)
Executive Vice President/	2002	$175,035	$70,014	$9,940	—	15,000	—	$19,402	(3)
Chief Credit Officer,	2001	$166,700	$33,340	$10,410	—	—	—	$19,354	(3)
Umpqua Holdings Corporation/ Umpqua Bank
Barbara J. Baker	2003	$140,454	$37,000	—	$47,525	—	—	$7,698	(3)
SVP/Human Resources,	2002	$41,691	$15,000	—	—	15,000	—
Umpqua Holdings Corporation/ Umpqua Bank

(1)	2003 was the first full year of employment with the company for Mr. Edson and Ms. Baker.

(2)	Includes bonuses paid, or to be paid, during the subsequent year but attributable to the year indicated.

(3)	Includes amounts contributed to a Supplemental Executive Retirement Plan and/or to Umpqua’s 401(k) and profit sharing plan for the executive’s benefit.

(4)	Includes reimbursement of selling costs and related tax costs in the aggregate amount of $84,827 incurred in the sale of his principal residence, and $23,608 for housing costs, all relating to Mr. Davis’ relocation from Roseburg to Portland, Oregon.

(5)	A housing allowance of $35,493 was paid on Mr. Edson’s behalf in 2003 and $7,309 for relocation and housing in 2002.

Executive Compensation Plans and Agreements

Employment and Change of Control Agreements

      We have entered into special agreements with our named executive officers. These agreements are intended to motivate the executives to remain employed by us, to work hard for us, to meet regulatory and compliance objectives and to help the company achieve financial performance goals set by the board of directors.

Employment Agreement with Raymond P. Davis

      Our agreement with Raymond P. Davis, effective July 1, 2003, provides for his employment as President and Chief Executive Officer. It has no specific term and we may terminate his employment at any time for any reason or for no reason at all. However, if we terminate his employment without cause or if he leaves our employ for good reason, as defined in that agreement, he is entitled to a severance benefit equal to twice his base salary just prior to termination and twice his bonus received the prior year. Should Mr. Davis’ employment terminate as a result of a change in control, his employment agreement provides for payment of a severance benefit equal to three years base salary and three times the bonus that he was targeted to receive that year, payable over 36 months. In addition, the company, or its successor, would be obligated to pay health and welfare benefits for three years following termination, immediately vest all unvested stock options and provide an additional credit to his supplemental executive retirement plan.

Employment Agreements with Other Named Executive Officers

      We have entered into Terms of Employment and Severance Agreements with David M. Edson, Daniel A. Sullivan, Brad F. Copeland and Barbara J. Baker. These agreements have no specific term of employment. However, if we terminate the executive’s employment without cause or if the executive leaves our employ for good reason, as defined in that agreement, the executive is entitled to a severance benefit. The Agreements with David M. Edson, Daniel A. Sullivan and Brad F. Copeland entitle these executives to a severance benefit equal to the greater of (i) nine months of the executive’s base salary or (ii) two weeks for every year of employment paid over nine months. The Agreement with Barbara Baker entitles her to a severance benefit equal to the greater of (i) six months of her base salary or (ii) two weeks for every year of employment paid over six months.

      Should the executive’s employment terminate as a result of a change in control, his or her employment agreement provides for payment of a severance benefit equal to one to two times base salary and one to two times the bonus he or she received the prior year, payable over six to 12 months. In addition, if the executive remains employed for twelve months following a change in control, he or she will receive a bonus equal to six to twelve months base salary and 50% to 100% of the bonus paid the prior year, payable over six to twelve months.

Incentive Plan for Senior Management

      Effective January 1, 2003, we adopted an Incentive Plan for 2003 that provided for bonuses to be awarded to the Chief Executive Officer and our named executive officers upon achievement of individual performance objectives established by the Board of Directors or the Compensation Committee for Mr. Davis and individual performance objectives established by Mr. Davis for the other named executives. In addition, the incentive compensation is tied to performance goals established by the board of directors or the Compensation Committee for specific divisions and the company as a whole.

      Each executive is assigned a target bonus, which is a percentage of base salary. The target bonus is discretionary and subject to adjustment. Achievement of the target bonus is based on the success of the company and the individual executive in three performance areas: (i) company financial goals; (ii) leadership and personal goals; and (iii) regulatory and compliance. The company’s set 2003 financial goals for purposes of the incentive plan in the following areas: (i) earnings per share, (ii) return on equity, (iii) return on assets (iv) efficiency ratio and (v) net interest margin.

2003 Stock Incentive Plan

      We have a stock incentive plan that was approved by shareholders in 2003. Two million shares of common stock were reserved for issuance under the 2003 plan. The plan is administered by the board and the board’s Compensation Committee. Under the 2003 plan, non-qualified stock options, incentive stock options and restricted stock grants may be issued to employees and directors of the company and its subsidiaries selected by the committee.

      Under the terms of the 2003 plan, awards of stock options and restricted stock grants, when added to options under all other plans, are limited to a maximum of ten percent of the outstanding shares on a fully diluted basis. During 2003, we granted options to purchase 225,000 shares to employees under the 2003 Stock Incentive Plan and we granted 55,200 shares of restricted stock. As of March 15, 2004, there were a total of 1,795,700 shares in the 2003 plan available for future grants, of which 1,456,466 were immediately available for issuance under the ten percent limitation.

     Option and Restricted Stock Grants

      The following table summarizes stock options granted to the named executive officers during 2003:

	Options Granted in Last Fiscal Year

	Individual Grants

		Percentage			Potential Realizable Value
	Number of	of Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise Price		for Option Term(1)
	Options	Employees in	(Dollars per	Expiration
	Granted	Fiscal Year	Share)	Date	5% ($)	10% ($)

Raymond P. Davis	75,000	33.3%	$19.31	4/27/2013	$910,797	$2,308,138
Raymond P. Davis	75,000	33.3%	$18.58	6/30/2013	$876,365	$2,220,880
David M. Edson	10,000	4.4%	$19.01	9/30/2013	$119,553	$302,970
Daniel A. Sullivan	10,000	4.4%	$19.01	9/30/2013	$119,553	$302,970
Brad F. Copeland	15,000	6.7%	$19.01	9/30/2013	$179,329	$454,456

(1)	The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and market value per share of the underlying stock (assuming a 5% or 10%, as the case may, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted.

Option Exercises

      The following table summaries stock option exercises by the named executive officers during 2003:

	Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values(1)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at FY End (#)		at FY End ($)(2)
	Acquired on	Value
	Exercise (#)	Realized(3)	Exercisable	Unexercisabe	Exercisable	Unexercisable

Raymond P. Davis	20,000	$298,288	226,829	185,000	$3,479,449	$537,500
David M. Edson	—	—	5,000	30,000	$30,850	$141,200
Daniel A. Sullivan	—	—	78,750	31,250	$847,231	$204,019
Brad F. Copeland	—	—	29,130	26,250	$326,904	$110,513

(1)	All share amounts have been adjusted to reflect subsequent stock dividends and stock splits through December 31, 2003.

(2)	On December 31, 2003, the market price of our common stock was $20.79 per share.

(3)	Based on two exercises: (i) 10,000 shares on 3/12/03 at an exercise price of $2.6956 per share and a closing price of $16.90 per share; and (ii) 10,000 shares on 3/17/03 at an exercise price of $2.6956 per share and a closing price of $18.32 per share.

Equity Compensation Plan Information

      The following table sets forth information about equity compensation plans in effect as of the end of the last completed fiscal year that provide for the award of securities or the grant of options to purchase securities to employees of Umpqua and its subsidiaries.

	Equity Compensation Plan Information

			(c)
			Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to	Weighted-average	Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans Excluding Securities
Plan Category	Warrants and Rights(1)	Warrants and Rights	Reflected in Column (a)(2)

Equity compensation plans approved by security holders	1,496,611	$11.59	1,795,700
Equity compensation plans not approved by security holders	0	0	0

Total	1,496,611	$11.59	1,795,700

(1)	Includes 416,912 shares issued under Centennial Bancorp’s stock option plans, having a weighted average exercise price of $10.88 per share at the fiscal year end. In connection with the merger, Umpqua assumed Centennial’s obligations under Centennial’s stock option plans.

(2)	At Umpqua’s 2003 Annual Meeting, shareholders approved the 2003 Stock Incentive Plan. The plan authorized the issuance of 2,000,000 shares of stock through awards of incentive stock options, nonqualified stock options or restricted stock grants; provided awards of stock options and restricted stock grants under the 2003 Stock Incentive Plan, when added to options under all other plans, are limited to a maximum 10% of the outstanding shares on a fully diluted basis.

Transactions with Directors and Officers

      Many of our directors and officers, their immediate family members and businesses with which they are associated, borrow from and have deposits with Umpqua Bank. All such loans and deposits are made in the ordinary course of business, and on substantially the same terms, including interest rates paid or charged and collateral required, as comparable transactions with unaffiliated persons. The transactions did not involve more than the normal risk of collection or present other unfavorable features to Umpqua Bank.

      As of December 31, 2003, the aggregate outstanding amount of all loans to executive officers, directors, principal shareholders and their businesses was approximately $2.9 million, which represented approximately 0.9% of the consolidated shareholders’ equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

      Section 16 of the Securities Exchange Act of 1934 requires that all executive officers, directors and persons who beneficially own more than 10 percent of our common stock file an initial report of their beneficial ownership of common stock on Form 3, and to periodically report changes in their ownership on Form 4 and 5. The reports must be made with the Securities and Exchange Commission with a copy sent to us. Based solely upon our review of the copies of the Section 16 reports that we received with respect to the fiscal year ended December 31, 2003, we believe that all reporting persons made all required Section 16 filings with respect to the 2003 fiscal year on a timely basis, except that Raymond P. Davis was late reporting the grant of a stock option to him in July, 2003.

STOCK PERFORMANCE GRAPH

      The following chart compares the yearly percentage change in the cumulative shareholder return on our common stock during the five fiscal years ended December 31, 2003, with (i) the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (ii) the Standard & Poors 500 and (iii) the Total Return Index for Nasdaq Bank Stocks, as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1998, in our common stock and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends. Price information from December 31, 1998 to December 31, 2003, was obtained by using the Nasdaq closing price as of that date.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

      The following table sets forth the shares of common stock beneficially owned as of March 15, 2004, by each director and each named executive officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of our common stock.

	Number of Shares
	Beneficially		Percentage
Name and Position	Owned(1)		of Class

Lynn K. Herbert, Director	566,539	(2)	1.99%
Raymond P. Davis, Director, President/ Chief Executive Officer	298,798	(3,4)	1.05%
Allyn C. Ford, Chairman	157,067	(5)	*
James D. Coleman, Director	114,734	(3)	*
Dan Giustina, Director	110,285	(6)	*
Daniel A. Sullivan, EVP/ Chief Financial Officer	99,259	(7)	*
Brad Copeland, EVP/ Chief Credit Administrator	43,816	(3,8)	*
William Lansing, Director	29,900	(3)	*
David Frohnmayer, Director	11,565	(3)	*
David Edson, EVP/ President — Commercial Banking	10,260	(9)	*
Katherine Keene, Director	8,639	(10)	*
Scott Chambers, Director	8,421		*
Barbara Baker, SVP/ Human Resources Director	6,028	(11)	*
Diana Goldschmidt, Director	2,646		*
Gary DeStefano, Director	944		*
All directors and named executive officers as a group (15 persons)	1,468,901	(1-11)	5.16%

Capital Group International, Inc.	1,490,400	(12)	5.24%
333 South Hope Street, Los Angeles, CA 90071

*	Less than 1.0%

(1)	Shares held directly with sole voting and investment power, unless otherwise indicated. Shares held in the Dividend Reinvestment Plan have been rounded down to the nearest whole share.

(2)	Includes shares held jointly with his spouse and shares held as custodian for minor children.

(3)	Includes shares held with or by his/her spouse.

(4)	Includes 244,329 shares covered by options exercisable within 60 days.

(5)	Includes 128,696 shares held as Agent for Ford Family Investment Pool.

(6)	Includes 12,900 shares covered by options exercisable within 60 days.

(7)	Includes 86,100 shares covered by options exercisable within 60 days.

(8)	Includes 32,880 shares covered by options exercisable within 60 days.

(9)	Includes 5,000 shares covered by options exercisable within 60 days.

(10)	Includes 6,820 shares covered by options exercisable within 60 days.

(11)	Includes 3,000 shares covered by options exercisable within 60 days

(12)	This information is taken from a Form 13G filed February 13, 2004 with respect to holdings as of December 31, 2003. The reporting person has disclaimed beneficial ownership pursuant to Rule 13d-4.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for establishing and administering our executive compensation programs.

      During 2003, our committee had two primary responsibilities. First, we oversaw the company’s compensation plans and agreements, including new employment agreements with our CEO and other executive officers as described elsewhere in this report. In addition, we reviewed the performance of the CEO and the senior management team to establish compensation and bonus awards for each member. The committee is composed entirely of independent non-employee members of the Board of Directors. No former employees of the company serve on this committee.

      The goal of our compensation program is to attract, motivate and retain the highly talented individuals the company needs to develop and deliver innovative banking and financial products and services to our customers. The following principles influence the design and administration of our compensation program:

1. Compensation should be related to performance. We believe that an employee’s compensation should be tied not just to how the individual employee performs, but also to how well the employee’s team and the company perform against both financial and non-financial goals and objectives.

2. Incentive compensation should balance short and long term performance. We look to balance the focus of all employees on achieving strong short term or annual results in a manner that will ensure the company’s long-term viability and success. Therefore, to reinforce the importance of balancing these prospectives, our employees are regularly provided with both annual and long-term incentives. Participation in long-term incentive programs increases with higher levels of responsibility as employees in these leadership roles have the greatest influence on the company’s strategic direction and results over time.

3. Compensation levels should be competitive, to achieve our goals. We review compensation survey data to insure that our total compensation program is competitive.

4. We provide our employees at all levels with various ways to become shareholders. We make stock option grants to higher-level employees and we make restricted stock grants to employees who are not necessarily managers. In addition, we administer a 401(k) and profit sharing plan that provides for discretionary matching and profit sharing contributions by the company to eligible employees. The company’s contributions are made 50% in Umpqua stock and 50% in cash.

Incentive Plan for Senior Management

      In 2003, the committee recommended, and the Board of Directors adopted, an executive incentive plan that provides for bonus awards based on achievement of specified objectives set by the committee or the Board for individuals, divisions or the Company as a whole. The details of that plan are set forth elsewhere in this report.

2003 Stock Incentive Plan

      The 2003 Stock Incentive Plan is a vehicle by which executives can earn additional compensation depending on our financial performance. Option grants and restricted stock grants are made at the discretion of the Board of Directors and awarded to individual executives, thereby providing additional incentive for executives to increase shareholder value. Executives receive value from stock options when our stock appreciates over the long term. We previously made grants under the 1995 Stock Option Plan and the 2000 Stock Option Plan.

Submitted by the Compensation Committee:

     Bill Lansing (Chair)

     Dan Giustina
     Lynn Herbert

AUDIT AND COMPLIANCE COMMITTEE REPORT

      The Audit and Compliance Committee of the Board of Directors is comprised of directors who meet the National Association of Securities Dealers Standards for Independence. The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors, which was last reviewed and revised in November 2003.

      The Audit and Compliance Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Compliance Committee discussed these matters with the Company’s independent auditors and with appropriate company financial personnel and internal auditors. The Audit and Compliance Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required for certain of the Company’s filings with the Securities and Exchange Commission.

      The Audit and Compliance Committee met privately at its regular meeting with both the independent auditor and the internal auditors, and, from time to time with the Chief Auditor, Chief Financial Officer and the General Counsel on a number of occasions, each of whom has unrestricted assess to the Audit and Compliance Committee.

      The Audit and Compliance Committee appointed Deloitte & Touche LLP (“Deloitte”) as the independent auditors for the Company, after reviewing the firm’s performance and independence from management.

      Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

      The independent auditor audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussed with the Audit and Compliance Committee any issues they believe should be raised with this Committee.

      The Audit and Compliance Committee reviewed with management and Deloitte, the Company’s audited financial statements and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. Management has represented, and Deloitte has confirmed, to the Audit and Compliance Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit and Compliance Committee received from and discussed with Deloitte the written disclosure and the letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees). These items relate to that firm’s independence from the Company. The Audit and Compliance Committee also discussed with Deloitte matters required to be discussed by the Statement on Auditing Standards No. 61 (communication with audit committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants, to the extent applicable. The Audit and Compliance Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by Deloitte and discussed with the auditors their independence.

      In reliance on these reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2003.

Submitted by the Audit and Compliance Committee:

     Dan Giustina (Chair)

     David Frohnmayer
     Katherine Keene
     Gary DeStefano

2.	Other Business

      The Board of Directors knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters.

      At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

NOMINATION PROCEDURES

      Our Statement of Governance Principles describes the qualifications that the company looks for in its nominees to the Board of Directors. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders. The board will consider the policy-making experience of the candidate in the major business activities of the company and its subsidiaries. The board will also consider whether the nominee is representative of the major markets in which the company operates. Directors must be willing to devote sufficient time to effectively carry out their duties and responsibilities and must be committed to serve on the board for at least the term to which they are elected. Nominees should not serve on more than three boards of public companies in addition to the company’s board. The board has also adopted a policy that no person shall be eligible for election or reelection as a director if that person will reach the age of 65 at the time of that person’s election or reelection, provided that a director who reaches age 65 during his or her term, shall complete the term for which that director was elected.

      A shareholder may recommend a candidate to the board and that recommendation will be reviewed and evaluated by our Nominating Committee. Our committee will use the same procedures and criteria for evaluating nominees recommended by shareholders as it does for nominees selected by the company. Shareholder recommendations for board candidates should be submitted to the company’s corporate secretary, Steven Philpott at Umpqua Holdings Corporation’s Legal Department, P.O. Box 1560, Eugene, OR 97440.

      In 2003, we received no recommendations for board candidates from shareholders who do not now sit on our board. In 2003, we hired Lee Koehn Associates, Inc. to recommend potential board candidates from the Portland area to our Nominating Committee. Among others, Koehn recommended Diana Goldschmidt and Gary DeStefano, who the Nominating Committee recommended for appointment and who were then appointed to the board.

SHAREHOLDER COMMUNICATION WITH THE BOARD

      Our directors are active in their respective communities and they receive comments, suggestions, recommendations and questions from shareholders, customers and other interested parties on an ongoing basis. Our directors are encouraged to share those questions, comments and concerns with other directors and with our CEO. Comments and questions directed to our board should be submitted to the company’s corporate secretary, Steven Philpott at Umpqua Holdings Corporation’s Legal Department, P.O. Box 1560, Eugene, OR 97440. These comments will be communicated to the board at its next regular meeting. No communications of this type were received from shareholders in 2003. The company has no policy regarding the attendance of directors at the annual meeting of shareholders. Three directors attended the 2003 annual meeting.

INFORMATION AVAILABLE TO SHAREHOLDERS

      Our annual report is being mailed to shareholders with this proxy statement. Additional copies of the annual report may be obtained without charge by writing to Investor Relations, Umpqua Holdings Corporation, 200 S.W. Market St., Suite 1900, Portland, Oregon 97201.

      We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

      Our Form 10-K, including the financial statements and schedules, is available free of charge on our website. Our website. www.umpquaholdingscorp.com, includes an Investor Relations section, which provides a link to our SEC filings. You can also access the information through Umpqua Bank’s Internet web site, www.umpquabank.com/investorrelations.

INDEPENDENT AUDITORS

      Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), independent Certified Public Accountants, audited our consolidated financial statements for the year ended December 31, 2003. One or more representatives of the Deloitte Entities are expected to be present at the annual meeting, will be given the opportunity to make a statement, and will be available to respond to any appropriate questions.

INDEPENDENT AUDITORS’ FEES

      The Deloitte Entities billed us for professional services rendered for the fiscal year ended December 31, 2003, as summarized below.

	2003		2002

	($ in thousands)
Audit Fees(a)		$331		$336
Audit-Related Fees(b)		28		59
Tax Fees(c)	$177		$117
Planning and Advising-Tax Fees(d)	—		52

Total Tax Fees		$177		$169

Total Fees		$536		$564

(a) Fees for audit services billed in 2003 consisted of:

•	Audit of the Company’s annual financial statements
•	Reviews of the Company’s quarterly financial statements

      Fees for audit services billed in 2002 consisted of:

•	Audit of the Company’s annual financial statements
•	Reviews of the Company’s quarterly financial statements

(b) Fees for audit-related services billed in 2003 and 2002 consisted of:

•	Due diligence associated with mergers/acquisitions
•	Financial accounting and reporting consultations
•	Employee benefit plan audits
•	Agreed-upon procedures engagements

(c) Fees for tax services billed in 2003 and 2002 consisted of tax compliance and tax planning and advice:

•	Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.	Federal, state and local income tax return assistance
ii.	Sales and use, property and other tax return assistance
iii.	Assistance with tax return filings in certain foreign jurisdictions

iv.	Research & Development tax credit documentation and analysis for purposes of filing amended returns
v.	Transfer pricing documentation
vi.	Requests for technical advice from taxing authorities

(d)	Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

         i. Tax advice related to structuring certain proposed mergers, acquisitions and disposals

	2003	2002

Ratio of Tax Planning and Advice Fees and All Other Fees to Audit Fees, Audit-Related Fees and Tax Compliance Fees	-0-	1:10

      In considering the nature of the services provided by the independent auditor, the Audit and Compliance Committee determined that such services are compatible with the provision of independent audit services. The Audit and Compliance Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

      The services performed by the independent auditor for the 2003 audit engagement were pre-approved by the Audit and Compliance Committee at its October 14, 2003 meeting, in accordance with the committee’s pre-approval policy and procedures. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit and Compliance Committee for approval.

      Services provided by the independent auditor during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit and Compliance Committee.

      Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit and Compliance Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit and Compliance Committee. The Chairman must update the Audit and Compliance Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

      In addition, although not required by the rules and regulations of the SEC, the Audit and Compliance Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

      On a quarterly basis, the Audit and Compliance Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

      The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1. The service is not an audit, review or other attest service;

2. The aggregate amount of all such services provided under this provision does not exceed the lesser of $5,000 or five percent of total fees paid to the independent auditor in a given fiscal year;

3. Such services were not recognized at the time of the engagement to be non-audit services (to date the SEC has not provided any guidance with respect to determining whether or not a service was “recognized” at the time of the engagement. We believe that the SEC intended the term “recognized” to mean “identified”);

4. Such services are promptly brought to the attention of the Audit and Compliance Committee and approved by the Audit and Compliance Committee or its designee; and

5. The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

PROPOSALS OF SHAREHOLDERS

      Any shareholder who wishes to submit a proposal for consideration at our next annual meeting must submit the proposal no later than December 29, 2004. A shareholder who wishes to submit a proposal to be included in our next proxy and proxy statement for the 2005 annual meeting must submit the proposal no later than November 29, 2004.

APPENDIX A

UMPQUA HOLDINGS CORPORATION

AUDIT AND COMPLIANCE COMMITTEE CHARTER

Purpose

      The Audit and Compliance Committee shall carry out the Board’s overall responsibility with respect to: (1) the integrity of the Company’s financial statements and the financial reporting process, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the Company’s compliance with legal and regulatory requirements, (5) oversight of the Company’s system of internal controls, including controls relating to operations, financial reporting and compliance with laws and regulations and (6) the credit review function.

      The Audit and Compliance Committee shall review and approve the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Committee Membership

      The Audit and Compliance Committee shall consist of no fewer than four members. All members of the Audit and Compliance Committee shall meet the independence and experience requirements of the NASD, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations adopted by the SEC. As soon as practical after adoption of this Charter, at least one member of the Audit and Compliance Committee shall be an “audit committee financial expert” as defined by SEC regulations. Audit and Compliance Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

      The Board shall appoint the members of the Audit and Compliance Committee on the recommendation of the Board Chairperson. The Board shall appoint the Committee’s members at the Board meeting next following the Corporations’ annual meeting of shareholders. The Board may replace a Committee member at any time.

Committee Chair

      The Board shall appoint one of the Committee members as the Chairperson of the Committee. The Committee may appoint one of its members as Vice Chairperson, to carry out the duties of the Committee Chairperson in his or her absence.

Meetings

      The Audit and Compliance Committee shall meet as often as it determines, but at least quarterly. The Audit and Compliance Committee shall meet periodically with management, the internal auditors and the independent auditors and it shall regularly meet in executive sessions, without management present. The Audit and Compliance Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Reports

      The Chairperson of the Committee shall report the Committee’s activities and actions to the Board at the Board meeting next following each Committee meeting. The Committee may refer to the Board any matter that the Committee believes should be addressed by the Board. The Audit and Compliance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit and Compliance Committee shall annually review the Audit and Compliance Committee’s own performance, as it relates to compliance with this Charter.

Appendix A-1

Committee Authority and Responsibilities

      The Audit and Compliance Committee shall have the sole authority to appoint or replace the Company’s independent auditor (subject, if applicable, to shareholder ratification). The Audit and Compliance Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit and Compliance Committee.

      The Audit and Compliance Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit and Compliance Committee prior to the completion of the audit. The Audit and Compliance Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit and Compliance Committee at its next scheduled meeting.

      The Audit and Compliance Committee shall oversee development and administration of the Company’s corporate governance structures and monitor the Company’s compliance with related legislation and regulations.

      The Audit and Compliance Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit and Compliance Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit and Compliance Committee.

      The Audit and Compliance Committee shall have all of the authority of the Board to act or exercise corporate powers with respect to the following:

Financial Statement and Disclosure Matters

      1.     Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

      2.     Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

      3.     Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

      4.     Review and discuss the periodic reports from the independent auditors on:

a. All critical accounting policies and practices to be used.

b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Appendix A-2

      5.     Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

      6.     Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      7.     Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      8.     Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, and restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      9.     Review disclosures made to the Audit and Compliance Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

      10.     Review and evaluate the lead partner of the independent auditor team.

      11.     Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit and Compliance Committee shall present its conclusions with respect to the independent auditor to the Board.

      12.     Ensure the rotation of the lead and concurring audit partners every five (5) years and the rotation of other audit partners every seven (7) years, or as otherwise required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

      13.     Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      14.     If appropriate, discuss with the national office of the independent auditor issues on which the Company’s audit team consulted them and matters of audit quality and consistency.

      15.     Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

      16.     Review, with the Company’s CEO, the appointment and replacement of the senior internal audit executive.

      17.     Review the audit plans, operational audit reports, compliance audit reports and other significant reports prepared by the internal audit department and management’s responses to those reports.

Appendix A-3

      18.     Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance/Risk Management Oversight Responsibilities

      19.     Review and report to the Board on all state and federal regulatory examination reports and management’s response to those reports.

      20.     Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

      21.     Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/ foreign-affiliated entities are in conformity with applicable legal requirements and the Company’s Business Ethics and Conflict of Interest Code. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Business Ethics and Conflict of Interest Code.

      22.     Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      23.     Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      24.     Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

      25.     Periodically review the Company’s insurance coverage, to include property and casualty, directors and officer’s insurance, entity errors and omissions, fiduciary liability and other coverage carried by or recommended to the Company.

Oversight of the Credit Review Function

      26.     Review and approve the annual Credit Review Plan on an annual basis.

      27.     Review activity reports, portfolio analysis, project summaries and plan to actual status on a periodic basis.

      28.     Discuss with management, the credit review department responsibilities, budget, staffing and any recommended changes in planned scope.

Corporate Governance Responsibilities

      29.     Review and report to the Board on the Company’s corporate governance structures, policies and procedures and recommend changes, as appropriate.

      30.     Review and recommend for approval or modification the following policies:

AUD 1.000	Internal Audit Program
BRP 1.000	Business Resumption Plan
BSA 1.000	Bank Secrecy Act Policy
BSA 2.000	Know-Your-Customer Policy
BSA 3.000	OFAC Policy
COMP 1.000	Affiliate Transactions — UB
COMP 1.100	Affiliate Transactions — UHC

Appendix A-4

COMP 1.200	Affiliate Tax Sharing Agreement
COMP 2.000	Bank Security Program Manual
COMP 4.000	Electronic Funds Transfer Act Policy (Reg E)
COMP 5.000	Fair Credit Reporting Act
COMP 6.000	HMDA Policy & Procedures
COMP 7.000	Non-Deposit Investment Statement & Policy
COMP 8.000	Privacy Policy
COMP 9.000	Regulatory Management Policy
COMP 10.000	Safeguarding of Customer Information
COMP 11.000	Truth-In-Savings Act (Reg DD)
COMP 12.000	Unfair or Deceptive Practices (Reg AA)
COMP 13.000	Funds Availability Policy
FIN 2.000	Authorized Signing Authority
FIN 2.000A	Delegated Authorities Procedures
FIN 13.000	Section 16 Reporting Policy
FIN 16.000	Insider Trading Policy
FIN 20.000	Vendor Management Policy
GOVN 1.000	Corporate Governance
GOVN 2.000	Business Ethics & Conflict of Interest Code Policy
GOVN 3.000	Code of Ethics for Financial Officers
IS 1.000	Automated Clearing House Policy
IS 2.000	Backup & Offsite Storage Policy
IS 3.000	Change Control Policy
IS 4.000	Corporate Cellular Telephone Policy
IS 5.000	Data Security Policy
IS 6.000	Electronic Banking Policy
IS 7.000	Electronic Information Authentication Policy
IS 8.000	E-Mail Policy
IS 9.000	Incident Handling
IS 10.000	Information Management Policy
IS 11.000	Internet Policy
IS 12.000	Information Systems Audit Trail Policy
IS 13.000	Item Processing Policy
IS 14.000	Microcomputer Policy
IS 15.000	Network & Telecommunication Policy
IS 16.000	Password Policy
IS 17.000	Physical Access Security Policy
IS 18.000	Remote Access Policy
IS 19.000	User Education Policy
IS 20.000	Wire Transfer Policy
IS 21.000	Firewall Policy
IS 22.000	Patch Management Policy

Appendix A-5

OPS 1.000	Branch Opening & Closing Policy
OPS 2.000	Cash Limits & Controls Policy
OPS 3.000	Dormant Accounts Policy
OPS 5.000	Non-deposit Investment Policy

Limitation of Committee’s Role

      While the Audit and Compliance Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit and Compliance Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix A-6

PROXY

UMPQUA HOLDINGS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
APRIL 29, 2004
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned appoints Raymond P. Davis and Allyn C. Ford, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation (the “Company”) at the Annual Meeting of Shareholders to be held on April 29, 2004, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- Detach here from proxy voting card. -

You can now access your Umpqua Holdings account online.

Access your Umpqua Holdings shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Umpqua Holdings, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

1. Election of Directors. Nominees for terms expiring with the	Nominee for a term expiring with the 2006 annual meeting:
2007 annual meeting:	04. Diana E. Goldschmidt
01. David B. Frohnmayer
02. Dan Giustina 03. William A. Lansing	Nominees for term expiring with the 2005 annual meeting:
05. Gary M. DeStefano
06. Katherine L. Keene

INSTRUCTION: To withhold authority for any individual, strike a line through the nominee’s name.

All of these nominees were nominated by the Board of Directors.

FOR all nominees listed below except as marked to the contrary	WITHHOLD AUTHORITY to vote for all nominees listed below

☐	☐

2. Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the election of all nominees. The proxies may vote in their discretion as to other matters that may come before the meeting.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature	Dated: , 2004

Please date and sign exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

- Detach here from proxy voting card -

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/umpq		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.umpquaholdingscorp.com